Exhibit (c)(8)
Returns Analysis Under Full Refinancing Scenario September 6, 2011 PRELIMINARY DRAFT SUBJECT TO CHANGE HIGHLY CONFIDENTIAL Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

Montana: Full Refinancing Scenario Refinancing occurs at 3/31/2012 Leverage based on 2011E HCHC Adjusted Cash EBITDA of $478.8mm First Lien Term Loan assumptions: Leverage of ***** Interest Rate: ***** Fees: ***** Senior Notes assumptions: Leverage of ***** Coupon: ***** Fees: ***** $15mm M&A, legal and other fees ASSUMPTIONS IRR SENSITIVITIES (12/31/2015 EXIT) [*****] CONFIDENTIAL TREATMENT REQUESTED BY M & F WORLDWIDE CORP.